                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8-K/A
                        Amendment No. 1 to Current Report
                     Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934.
                         Date of Report: April 25, 1996

                                CEDAR GROUP, INC.

          Delaware                       1-10372                    23-2577796
State or other jurisdiction of   (Commission File Number)       (I.R.S. Employer
incorporation or organization                                    Identification)

                               500 Rue Notre Dame
                            Lachine, Quebec H9S 2B2
                  Registrant's Telephone Number: (514) 634-3550

      The undersigned Registrant hereby amends the following portion of its Current report on Form 8-K dated April 25, 1996 and filed on May 10, 1996 as set forth below:

1.    Item 7 is hereby amended and restated as follows:

Item 7       Financial Statements and Exhibits

             (a) Financial statements of business acquired Filed as part of this Amendment for Groupe MIL Inc. are the financial statements for the three years ending December 31, 1995, and unaudited financial statements for the three month period ended March 31, 1996 and 1995.

             (b) Unaudited consolidated pro forma statements of operations for the year ended September 30, 1995 and the six month period ended March 31, 1996.

             (c)  Exhibits (referenced to Item 501 of Registration S-K)

                  None

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                               CEDAR GROUP, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

INTRODUCTION

     The unaudited pro forma consolidated statements of operations for the year ended September 30, 1995 and six months ended March 31, 1996 are based on the historical statements of operations of the Company for the year ended September 30, 1995 and the six months ended March 31, 1996, consolidated with the financial information of the acquired businesses and adjusted for the accounting for such acquisitions and other transactions as follows;

HISTORICAL FINANCIAL INFORMATION

     The historical financial information includes financial information for;

     (i) the Company, which has been derived from the audited financial statements of the Company for the year ended September 30, 1995 and unaudited interim financial statements for the six months ended March 31, 1996; (ii) the Groupe MIL Inc. (MIL), which has been derived from the audited financial for the year ended December 31, 1995, unaudited financial statements for the three months ended March 31, 1996 and other financial information prepared in accordance with Canadian GAAP and reconciled to US GAAP, appearing elsewhere in the registration statement, except as to the other financial information (iii) McConnell Dowell Corporation Limited (MDC), which has been derived from audited financial statements for the year ended June 30, 1995, unaudited financial statements for the nine months ended March 31, 1996 and other financial information prepared in accordance with Australian GAAP and reconciled to US GAAP (iv) Steen Contractors Limited (Steen), audited financial statements for the nine months ended September 30, 1995 and unaudited six months ended March 31, 1996, prepared in accordance with Canadian GAAP and reconciled to US GAAP. The financial information of the acquired businesses have been translated into US dollars using the average foreign exchange rates for the year ended September 30, 1995 and the six months ended March 31, 1996.

ADJUSTMENTS

     The historical financial information has been adjusted in arriving at the unaudited pro forma consolidated statement of operations to reflect the following transactions:

     1. The acquisitions, by the Company, of a controlling interest in McConnell Dowell Corporation Limited, Steen Contractors Limited and the Groupe MIL Inc., each effective prior to March 31, 1996.

     2. The repurchase by Steen, effective March 31, 1996, of the 25% of the common shares not owned by the Company, thereby increasing the Company's ownership interest to 100%.

     The unaudited pro forma consolidated statements of operations and notes thereto should be read in conjunction with the historical audited annual and unaudited interim financial statements, including the notes thereto of the Company and MIL appearing elsewhere in this form 8K/A.

     The unaudited statements of operations are not necessarily indicative of the results of operations that would have resulted if the various acquisitions and other transactions had actually taken place at an earlier date.

CEDAR GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 1996
IN THOUSANDS OF US DOLLARS
- ------------------------------------------------------------



                                       COMPANY        MIL
                                       AUDITED      AUDITED                 PRO FORMA ADJUSTMENTS                    PRO FORMA
                                      ----------    --------    --------------------------------------------------     ----------
Sales..............................   $  155,750    $ 33,606    $  --         $215,709b(i) $  --         $  --         $  405,065
Cost of sales......................      139,407      30,264      (1,771)a(i)  192,371b(i)                                360,271
Selling, general and administrative
 expenses..........................       15,433      16,379      (2,720)a(ii)  13,928b(i)      375b(ii)    --             16,379
                                      ----------    --------    --------      --------     --------      ---------     ----------
                                         154,840      46,643      (4,491)      206,299          375         --            403,666
                                      ----------    --------    --------      --------     --------      ---------     ----------
Profit from operations.............          910     (13,037)     (4,491)        9,410         (375)        --              1,399
Interest income (expense), net.....         (406)     (2,105)      2,724a(iii)      22b(i)   (6,000)b(iii,     (79)c       (5,844)
                                                                                                      iv)
Income from operations of joint
 venture...........................        2,165       --          --                          --           --              2,165
Other income.......................        1,236       --          --            2,642b(i)     --           --              3,878
                                      ----------    --------    --------      --------     --------      ---------     ----------
Income (loss) before taxes and
 minority interest.................        3,905     (15,142)      7,215        12,074       (6,375)           (79)         1,598
Income taxes
 current...........................         (300)       (581)      --            2,057b(i)   (2,453)b(v)    --             (1,277)
 deferred..........................        1,993       --          --            --           --            --              1,993
                                      ----------    --------    --------      --------     --------      ---------     ----------
Income before minority interest....        1,693        (581)      --            2,057       (2,453)        --                716
                                      ----------    --------    --------      --------     --------      ---------     ----------
                                           2,212     (14,561)      7,215        10,017       (3,922)          (79)           882
Minority interest dividends on
 preferred shares..................          (70)      --         (1,449)d        --          --            --             (1,519)
Minority interest common stock.....         (122)      --          --             (338)b(i)  (2,208)b(vi)      224c        (2,444)
                                      ----------    --------    --------      --------     --------      ---------     ----------
Net income (loss)..................   $    2,020    $(14,561)   $  5,766      $  9,679     $ (6,130)     $     145     $   (3,081)
                                      ============  =========   =========     =========    =========     ===========   ============
Net income per common share and
 common share equivalent
 primary...........................   $     0.14                                                                       $  (0.08)d(i)
                                      ----------    --------    --------      --------     --------      ---------     ----------
 fully diluted.....................   $     0.11                                                                       $  (0.07)d(i)
                                      ----------    --------    --------      --------     --------      ---------     ----------
Weighted average number of common
 share and common share equivalent
 primary...........................   14,929,000                                                       5,680,418 d     20,609,414
 fully diluted.....................   17,688,000                                                       5,680,418 d(ii) 21,260,785
                                                                                                      (2,107,633)d(ii)

CEDAR GROUP, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 1996
IN THOUSANDS OF US DOLLARS
- ------------------------------------------------------------


                                    COMPANY MIL
                                     AUDITED      UNAUDITED                  PRO FORMA ADJUSTMENTS                     PRO FORMA
                                    ----------    --------    ----------------------------------------------------     ----------
Sales............................   $  104,958    $ 17,396    $  --         $147,535b(i)  $  --          $  --         $  269,889
Cost of sales....................       89,525      14,127        (407)a(i)  135,588b(i)                                  238,833
Selling, general and
 administrative expenses.........        9,350       8,999      (1,360)a(ii)   8,756b(i)      188b(ii)                     25,933
                                    ----------    --------    --------      --------      --------       ---------     ----------
                                        98,875      23,126      (1,767)      144,344           188          --            264,766
                                    ----------    --------    --------      --------      --------       ---------     ----------
Profit from operations...........        6,083      (5,730)      1,767         3,191          (188)         --              5,123
Interest income (expense), net...           43      (1,325)      1,348a(iii)    (158)b(i)   (3,000)b(iii,iv)   (39)c       (3,131)
Income from operations of joint
 venture.........................          732       --          --            --            --             --                732
Other income.....................          234         376       --              339b(i)     --             --                949
                                    ----------    --------    --------      --------      --------       ---------     ----------
Income before taxes and minority
 interest........................        7,092      (6,679)      3,115         3,372        (3,188)            (39)         3,673
Income taxes
 current.........................        2,374        (821)      --            1,106b(i)    (1,226)b(v)     --              1,433
 deferred........................          343       --          --                          --             --                343
                                    ----------    --------    --------      --------      --------       ---------     ----------
Income before minority
 interest........................        2,717        (821)      --            1,106        (1,226)         --              1,776
                                    ----------    --------    --------      --------      --------       ---------     ----------
                                         4,375      (5,858)      3,115         2,266        (1,962)            (39)         1,897
Minority interest -- dividends on
 preferred shares................         (205)      --           (520)d       --                           --               (725)
Minority interest -- common
 stock...........................          (11)      --          --            --             (517)b(vi)    --               (528)
                                    ----------    --------    --------      --------      --------       ---------     ----------
Net income.......................   $    4,159    $ (5,858)   $  2,595      $  2,266      $ (2,479)      $     (39)    $      644
                                    ==========    ========    ========      ========      ========       =========     ==========
Net income per common share and
 common share equivalent
 primary.........................   $     0.25        --           --          --            --             --         $    0.05d(i)
                                    ----------    --------    --------      --------      --------       ---------     ----------
 fully diluted...................   $     0.24        --           --          --            --             --         $    0.05d(i)
                                    ----------    --------    --------      --------      --------       ---------     ----------
Weighted average number of common
 share and common share
 equivalent
 primary.........................   16,320,488                                                           5,680,418d     22,000,906
 fully diluted...................   17,334,599                                                           5,680,418d(ii) 23,015,017

                      PRO FORMA FINANCIAL STATEMENT TABLE

                               CEDAR GROUP, INC.

          NOTES TO THE UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
                     SEPTEMBER 30, 1995 AND MARCH 31, 1996

     The unaudited pro forma consolidated statement of operations gives effect to the following transactions. The adjustments in arriving at the unaudited consolidated statements of operations for the year ended September 30, 1995 and for the six months ended March 31, 1996, reflect such adjustments as if they had occurred on October 1, 1994 and October 1, 1995, respectively, unless otherwise indicated and include:

a)  Acquisition of The Groupe MIL Inc.

     On April 25, 1996, but effective March 31, 1996, the Company, through a wholly owned subsidiary, acquired 100% of the Groupe MIL Inc. for cash of $1.00. The previous owners of MIL have assumed the current and contingent encumbrances and liabilities as of the date of closing, including accumulated working capital deficiencies. In addition the previous owner will invest a further US $18.3 million (Cnd $25 million) by way of contributed surplus.

     The acquisition has been accounted for under the purchase method. The excess of the net assets acquired over the consideration paid amounted to US $37.8 million (Cnd $51.4 million) of which US $24.2 million (Cnd $32.9 million) has been allocated as reduction of MIL's fixed assets and the balance of US $13.6 million (Cnd $18.5 million) as a deferred credit (negative goodwill), which will be amortized over a period of five years.

     The result of the acquisition on the pro forma consolidated statement of operation for the year ended September 30, 1995 and the six months ended March 31, 1996 is summarized as follows:

     i)    reduction of fixed assets depreciation to nil

     ii)   amortization of the negative goodwill over five years

     iii)  reduction of interest charges to nil

     There are no material differences in the computation of net income under Canadian and US GAAP.

b)  Acquisition of McConnel Dowell Corporation Limited

     On March 29, 1996, a wholly owned subsidiary of the Company, through the facilities of the Australian Stock Exchange, acquired ordinary shares of MDC representing 30.4% of the issued and outstanding shares. In addition, through a tender offer expired April 9, 1996, an additional 26.9% of the issued and outstanding shares were acquired. As a result of the above transactions, together with the shares held prior to the transactions representing 19.9% of the issued and outstanding shares, the Company, as of April 11, 1996 owned 77.2% of the issued and outstanding ordinary shares of MDC. The total cost of acquisition of MDC totaled US $41.1 million, resulting in goodwill of US $15.0 million, which will be amortized straight line over a period of 40 years. The acquisitions were financed by bank credit facilities amounting to US $30.0 million and by part of the proceeds of the issue of preferred shares by a subsidiary, convertible into common stock of the Company, in the amount of $13.8 million.

     The result of the acquisition on the pro forma consolidated statement of operation for the year ended September 30, 1995 and the six months ended March 31, 1996 is summarized as follows:

     (i) Unaudited statements of operations for the twelve months ended September 30, 1995 and six months ended March 31, 1996;

     (ii)  Amortization of the purchase goodwill over 40 years;

     (iii) Financing fees of $3.0 million expensed for the bank credit facility for the year ended September 30, 1995 and $1.5 million for the six months ended March 31, 1996;

     (iv) The interest on the bank credit facility for one year would amount to $3.0 million and $1.5 million for the six months;

     (v) Income taxes would, as a result of the additional interest and financing costs, be reduced at the Companies statutory rate of 38%;

     (vi) Minority interest in the results of MDC to reflect the 22.8% interest not held by the Company.

     The statements of operations of MDC for the twelve months ended September 30, 1995 and six months ended March 31, 1996 excludes abnormal items relating to non recurring gains and losses on real estate settlements. There are no material differences in the computation of net income under Australian and US GAAP.

c)  Acquisition of Steen Contractors Limited

     On July 31, 1995, but effective April 1, 1995, the Company acquired 75% of the issued and outstanding common shares of Steen for cash of US $4.6 million (Cnd $6.3 million).

     The acquisition was accounted for by the purchase method, which did not give rise to any goodwill and the results of Steen have been included in the consolidated statements of operations from April 1, 1995. On March 31, 1995, Steen repurchased the remaining 25% of the issued and outstanding common shares not held by the Company and this transaction was accounted for using the purchase method.

     The repurchase by Steen results in a reduction of the minority interest and a reduction of interest income on the pro forma consolidated statement of operation for the year ended September 30, 1995 and for the six months ended March 31, 1996.

d)  Convertible Preferred shares

     On or about October 31, 1995, a wholly owned subsidiary of the Company issued $8.5 million of 6% cumulative preferred shares (TCI preferred shares) and on or about March 29, 1996, an additional amount of TCI preferred shares were issued for gross proceeds $15.7 million.

     The TCI preferred shares are convertible into common shares of the Company at a discount from the trading price of the common stock on the five days prior to the conversion. For purposes of the pro forma consolidated statement of operations, a conversion price of $4.25 per share was used, resulting in the issuance of 5,680,418 common shares of the Company.

     The Company is engaged in discussions with the holders of the TCI preferred shares regarding the conversion terms. A preliminary agreement has been reached with certain holders of TCI preferred shares to provide a minimum conversion price of $4.25 per share. However unless a definitive agreement to this effect can be reached, the number of common shares of the Company to be issued upon conversion will fluctuate with the trading price of the common shares.

     Earnings per share

     i) The accrued TCI preferred share dividend is added back to income in computing earnings per share as they have been considered as common share equivalents.

     ii) A portion of the proceeds of the TCI preferred share issuance were used to repurchase 2,107,633 class A convertible shares of the Dominion Bridge, Inc. The repurchase of the class A convertible preferred shares eliminated the potential dilutive effect for the year ended September 30, 1995. The impact of the repurchase was given effect in the March 31, 1996 results of the Company, therefore, no further pro forma adjustments were necessary for the six months period ended March 31, 1996.

                                 THE MIL GROUP

                       CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

          Auditors' Report.................................        2

          Financial Statements
            Consolidated Earnings and Deficit..............        3
            Consolidated Changes in Cash Resources.........        4
            Consolidated Balance Sheet.....................        5
            Notes to Consolidated Financial Statements.....  6 to 14

                                AUDITORS' REPORT


To the Directors of
The MIL Group Inc.

We have audited the consolidated balance sheets of The MIL Group Inc. as at December 31, 1995, 1994 and 1993 and the consolidated statements of earnings and deficit and changes in cash resources for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995, 1994 and 1993 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.


Raymond, Chabot, Martin, Pare
General Partnership
Chartered Accountants

Levis
January 26, 1996
(except as to notes 14 and 15,
which are as of April 24, 1996
and May 28, 1996 respectively)

                               THE GROUPE MIL INC.

                       CONSOLIDATED EARNINGS AND DEFICIT
                          YEAR ENDED DECEMBER 31, 1995
                       (in thousands of Canadian dollars)

                                                   1995          1994           1993
                                                   ----          ----           ----
SALES......................................      $46 219       $143 622       $171 178
                                               =========      =========      =========
Earnings (loss) before the following items.      (15 494)         5 281          6 559
                                               ---------      ---------      ---------
Interest
  Short-term debt..........................           88            190            295
  Long-term debt...........................          168            188            346
  Subordinated advances from a shareholder.        3 491          3 511          3 511
Interest income............................         (196)          (250)          (880)
Forgiveness of interest....................                        (354)        (1 046)
Forgiveness of interest on subordinated
  advances from a former shareholder.......                                     (1 239)
Interest income on military contracts......         (656)        (6 310)        (2 600)
Share in the net loss of a company subject
  to significant influence.................                         955            540
Loss on disposal of fixed assets...........                                        153
Depreciation of fixed and other assets.....        2 435          2 794          3 562
Share of a partner in the winding-up
  of the limited partnership...............                                       (216)
                                               ---------       --------       --------
                                                   5 330            724          2 426
                                               ---------       --------       --------
Earnings (loss) before income taxes........      (20 824)         4 557          4 133
                                               ---------      ---------      ---------
Income taxes (Note 3)
  Current (recovery).......................         (799)         2 813          1 893
  Deferred (recovery)......................                        (114)           199
  Recovery of current income taxes
    arising from application of prior
    years' losses..........................                      (2 828)        (1 821)
                                               ---------      ---------      ---------
                                                    (799)          (129)           271
                                               ---------      ---------      ---------
NET EARNINGS (LOSS)........................      (20 025)         4 686          3 862
Deficit, beginning of year.................     (106 284)      (110 970)      (114 832)
                                               ---------      ---------      ---------
Deficit, end of year......................     $(126 309)     $(106 284)     $(110 970)
                                               =========      =========      =========

The accompanying notes are an integral part of the consolidated financial statements.

                               THE GROUPE MIL INC.

                     CONSOLIDATED CHANGES IN CASH RESOURCES
                          YEAR ENDED DECEMBER 31, 1995
                       (in thousands of Canadian dollars)

                                               1995      1994       1993
                                               ----      ----       ----
OPERATIONS
Net earnings (loss)........................ $(20 025)  $  4 686   $  3 862
Non-cash items
  Share of a partner in the winding-up of
    the limited partnership................                           (216)
  Share in the net loss of a company
    subject to significant influence.......                 955        540
  Loss on disposal of fixed assets.........                            153
  Depreciation of fixed and other assets...    2 435      2 794      3 562
  Deferred income taxes....................                (114)       199
  Deferred pension cost....................      296         79        (25)
  Deferred income..........................   (2 659)    (5 910)
                                            --------   --------   --------
                                             (19 953)     2 490      8 075
Net changes in working capital and contract
  holdbacks................................    6 163    (17 039)    35 478
                                            --------   --------   --------
Source (use) of cash....................... $(13 790)  $(14 549)  $ 43 553
                                            --------   --------   --------
FINANCING
Installments on long-term debt and use
  of cash.................................. $ (1 923)  $ (2 355)  $ (3 414)
                                            --------   --------   --------
INVESTMENT
Investment in shares of the company subject
  to significant influence.................                         (1 495)
Net assets resulting from M&M Manufacturing
  Limited Partnership......................                          4 488
Fixed and other assets.....................   (2 023)      (521)      (948)
                                            --------   --------   --------
Source (use) of cash.......................   (2 023)      (521)     2 045
                                            --------   --------   --------
INCREASE (DECREASE) IN CASH................  (17 736)   (17 425)    42 184
Cash position, beginning of year...........   11 098     28 523    (13 661)
                                            --------   --------   --------
Cash position, end of year................. $ (6 638)  $ 11 098   $ 28 523
                                            ========   ========   ========

Cash position is defined as cash and banker's acceptances net of bank loans.

The accompanying notes are an integral part of the consolidated financial statements.

                               THE GROUPE MIL INC.

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995
                       (in thousands of Canadian dollars)

                                                   1995          1994           1993
                                                   ----          ----           ----
ASSETS
Current assets
  Cash and banker's acceptances............    $   1 002      $  11 098      $  28 742
  Accounts receivable (Note 4).............       13 651         16 026         18 932
  Inventory................................        1 998          1 913          2 374
  Net contracts in progress (Note 5).......        2 594         14 800
  Prepaid expenses.........................        1 213          1 166          1 498
                                               ---------      ---------      ---------
                                                  20 458         45 003         51 546
Contract holdbacks and other (Note 6)......        1 804            874            756
Investments................................                                        955
Fixed assets (Note 7)......................       33 467         33 879         36 151
Deferred pension cost......................        1 256          1 552          1 631
                                               ---------      ---------      ---------
                                               $  56 985      $  81 308      $  91 039
                                               =========      =========      =========
LIABILITIES
Current liabilities
  Bank loans (Note 8)......................        7 640                           219
  Accounts payable and accrued liabilities.       20 647         52 091         56 579
  Net progress billings (Note 5)...........                                      1 445
  Deferred income..........................        8 541         11 200
  Instalments on long-term debt............        1 923          1 923          2 355
                                               ---------      ---------      ---------
                                                  38 751         65 214         60 598
Deferred income............................                                     17 110
Long-term debt (Note 9)....................        4 987          6 910          8 833
Subordinated advances from a
  shareholder (Note 10)....................       32 588         42 588         42 588
                                               ---------      ---------      ---------
                                                  76 326        114 712        129 129
                                               ---------      ---------      ---------
SHAREHOLDERS' DEFICIENCY
Capital stock (Note 11)....................       72 880         72 880         72 880
Contributed surplus (Note 10)..............       34 088
Deficit....................................     (126 309)      (106 284)      (110 970)
                                               ---------      ---------      ---------
                                                 (19 341)       (33 404)       (38 090)
                                               ---------      ---------      ---------
                                               $  56 985      $  81 308      $  91 039
                                               =========      =========      =========

The accompanying notes are an integral part of the consolidated financial statements.

On behalf of the Board,


- ----------------------------------          -----------------------------------
Director                                    Director

                               THE GROUPE MIL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (Amounts in tables are in thousands of Canadian dollars.)

1 -- GOVERNING STATUTES AND NATURE OF OPERATIONS

The Company, incorporated under the Canada Business Corporations Act, designs, builds, and repairs mainly ships and various industrial products.

2 -- ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.

INCOME RECOGNITION

The Company recognizes income using the percentage-of-completion method and records provisions for all anticipated costs.

INVENTORY VALUATION AND CONTRACTS IN PROGRESS

Raw materials are valued at the lower of average cost and replacement cost.

Contracts in progress are valued at the lower of cost, increased by the estimated profit and net realizable value. Cost includes direct labour, raw materials and applied overhead.

FIXED ASSETS

Fixed assets are recorded at historical cost less government grants. They are depreciated over their estimated useful lives according to the following methods and annual rates:

                                                                     Rates and
                                                        Methods       periods
                                                        -------      ----------
Building and wharves.............................     Diminishing      2% to 5%
                                                          balance
Machinery, equipment and automotive equipment....     Diminishing    3%,10% and
                                                          balance           30%

                                                    Straight-line           20%
Furniture, equipment and leasehold improvements..     Diminishing           20%
                                                          balance
                                                    Straight-line    Lease term
Software and data processing equipment...........   Straight-line           20%
                                                      Diminishing           30%
                                                          balance

                               THE GROUPE MIL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (Amounts in tables are in thousands of Canadian dollars.)

2 -- ACCOUNTING POLICIES (continued)

FOREIGN CURRENCY TRANSLATION

Accounts in foreign currencies are translated under the temporal method. Under this method, monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Other assets and revenue and expense items are translated at the exchange rate in effect at the date of each transaction. Exchange gains and losses are reflected in earnings for the year.

INCOME TAXES

Tax benefits and deferred income taxes resulting from loss carry-forwards, timing differences and other will be accounted for when realized and will be charged to earnings in the year of realization.

PENSION PLANS

Pension costs related to current services are charged to earnings for the period during which services are rendered; past service costs as well as actuarial gains or losses which have not yet been charged to earnings are amortized over the expected average remaining service life of the employees covered by the plans. The difference between the pension costs and funding payments is recorded on the balance sheet under "prepaid expenses" (deferred pension cost) or "accrued liabilities," as appropriate.

DEFERRED INCOME

This item relates mainly to interest realized on advance payments received on long-term contracts and to income on long-term contracts in progress. Deferred income will be transferred to earnings upon completion of the work.

GOVERNMENT ASSISTANCE AND GRANTS

Government assistance and grants received for fixed assets or operating expenses are recorded against those items.

ENVIRONMENTAL EXPENDITURES

Environmental expenditures related to current operations are expensed or capitalized, as appropriate. Provisions are made for anticipated remedial action for which costs can be reasonably estimated.

                               THE GROUPE MIL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (Amounts in tables are in thousands of Canadian dollars.)

3 -- INCOME TAXES

The tax benefit resulting from operating losses is not recorded in the financial statements. These losses, which are available to reduce income taxes in future years, are detailed as follows:

                                             Canada    Quebec    Ontario
                                            -------    ------    -------
Amount of the loss carry-forwards for
  tax purposes expiring within the
  following years:
  1997.................................... $  6 322              $ 6 610
  1998....................................   14 373               14 373
  1999....................................    7 928                4 954
  2000....................................    1 746                1 507
  2001....................................    5 757    $  332        222
  2002....................................   19 987     1 988     33 422
                                           --------    ------    -------
                                             56 113     2 320     61 088
Amount of the timing differences to be
  deferred over an indefinite period......   44 374       221      3 139
                                            -------    ------    -------
                                           $100 487    $2 541    $64 227
                                           ========    ======    =======

Losses and timing differences for each company of the group are detailed as follows:

                                             Canada    Quebec    Ontario
                                            -------    ------    -------
The MIL Group Inc. ....................... $ 67 572              $64 227
MIL Davie Inc. ...........................   30 374
MIL Intermodal Inc. ......................    2 541    $2 541
                                           --------    ------    -------
                                           $100 487    $2 541    $64 227
                                           ========    ======    =======

4 -- ACCOUNTS RECEIVABLE

                                               1995      1994       1993
                                               ----      ----       ----
Trade accounts.............................  $ 7 811   $10 196   $14 980
Taxes receivable...........................    1 386
Contract holdbacks receivable..............    2 435     2 631       773
Income taxes receivable....................      997       234        71
Interest on banker's acceptances...........        5        22
Insurance claims...........................      773     2 870     2 527
Other......................................      244        73       581
                                             -------   -------   -------
                                             $13 651   $16 026   $18 932
                                             =======   =======   =======

                               THE GROUPE MIL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (Amounts in tables are in thousands of Canadian dollars.)

5 -- NET CONTRACTS IN PROGRESS (NET PROGRESS BILLINGS)

                                                   1995         1994           1993
                                                   ----         ----           ----
Contracts in progress......................    $  38 676     $1 114 421     $1 022 356
Progress billings..........................      (36 082)      (738 347)      (687 527)
                                               ---------     ----------     ----------
                                                   2 594        376 074        334 829
Government assistance......................                    (361 274)      (336 274)
                                               ---------     ----------     ----------
                                               $   2 594     $   14 800     $   (1 445)
                                               =========     ==========     ==========

6 -- CONTRACT HOLDBACKS

                                                   1995         1994           1993
                                                   ----         ----           ----
Trade accounts.............................    $   4 239      $   3 505      $   1 529
Current portion............................        2 435          2 631            773
                                               ---------      ---------      ---------
                                               $   1 804      $     874      $     756
                                               =========      =========      =========

7 -- FIXED ASSETS

                                                                1995
                                                --------------------------------------
                                                             Accumulated
                                                   Cost      depreciation       Net
                                                   ----      ------------       ---
Land.......................................    $     726                     $     726
Buildings and wharves......................       35 967      $  15 786         20 181
Machinery, equipment, automotive equipment,
  furniture, leasehold improvements,
  software and data processing equipment...       37 643         26 460         11 183
Preliminary work on an investment program..        1 377                         1 377
                                               ---------      ---------      ---------
                                               $  75 713      $  42 246      $  33 467
                                               =========      =========      =========

                                                                1994
                                                --------------------------------------
                                                             Accumulated
                                                   Cost      depreciation       Net
                                                   ----      ------------       ---
Land.......................................    $     726                     $     726
Buildings and wharves......................       35 885      $  15 979         20 906
Machinery, equipment, automotive equipment,
  furniture, leasehold improvements,
  software and data processing equipment...       37 125         24 878         12 247
                                               ---------      ---------      ---------
                                               $  73 736      $  39 857      $  33 879
                                               =========      =========      =========

                               THE GROUPE MIL INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
           (Amounts in tables are in thousands of Canadian dollars.)

7 -- FIXED ASSETS (continued)

                                                                1993
                                                --------------------------------------
                                                             Accumulated
                                                   Cost      depreciation       Net
                                                   ----      ------------       ---
Land.......................................    $     803                     $     803
Buildings and wharves......................       35 649      $  14 162         21 487
Machinery, equipment, automotive equipment,
  furniture, leasehold improvements,
  software and data processing equipment...       37 780         23 919         13 861
                                               ---------      ---------      ---------
                                               $  74 232      $  38 081      $  36 151
                                               =========      =========      =========

8 -- GUARANTEES ON BANK LOANS AND LETTERS OF CREDIT AND GUARANTEE

The bank loans of $9,410,000 ($2,675,000 in 1994 and $3,799,000 in 1993) and
letters of credit and guarantee of $200,000 ($1,200,700 in 1994 and $120,000 in 1993) are secured by:

- - The inventory, accounts and banker's acceptances;

- - Fixed assets;

- - A hypothec on the universality of property;

- - The pledge of debentures with a total par value of $116,000,000.

                               THE GROUPE MIL INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (Amounts in tables are in thousands of Canadian dollars.)

9 -- LONG-TERM DEBT

                                                           CURRENT
                                              MATURITY     PORTION      1995       1994       1993
                                              --------     -------      ----       ----       ----
The MIL Group Inc.
  Bank loan, prime interest rate plus 1/8
  of 1%, payable over three years, secured
  by the pledge of debentures as
  described in Note 8, maturing in 1997....       1997     $   905     $1 770    $2 675      $3 580

  Due to federal government, without
  interest, payable in annual instalments
  of $1,000,000, maturing on July 1, 2000..       2000       1 000      5 000     6 000       7 000

MIL Davie Inc.
  Due for pension, without interest,
  payable  in annual instalments of
  $18,000, maturing in 1998................       1998          18         38        56          74

  Loan from the Societe de developpement
  industriel du Quebec, without interest,
  payable in annual instalments of                2000
  $51,000, maturing in 2002................   and 2002                    102       102         102

  Obligation relating to pension plan
  improvements.............................                                                     432
                                                            ------     ------    ------      ------
                                                                        6 910     8 833      11 188
Instalments due within one year............                 $1 923      1 923     1 923       2 355
                                                                       ------    ------      ------
                                                                       $4 987    $6 910      $8 833
                                                            ======     ======    ======      ======


The instalments on long-term debt for the next years are $1,923,000 in 1996, $1,883,000 in 1997, $1,002,000 in 1998, $1,000,000 in 1999, $1,051,000 in 2000
and $51,000 in 2002.

THE GROUPE MIL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995
(Amounts in tables are in thousands of Canadian dollars)

10 - SUBORDINATED ADVANCES FROM A SHAREHOLDER

                                                         1995     1994     1993
                                                      -------  -------  -------
Advances, subordinated to bank loans, bearing
interest at the rate of 12%, payable annually,
convertible into 56,470,000 common shares after
February 28, 1991                                     $22,588  $22,588  $22,588

Advances, subordinated to bank loans and to the
redemption of the second preferred shares, without
interest or repayment terms                            10,000   10,000   10,000

Advances, subordinated to the redemption of the
third and fourth preferred shares, bearing interest
at the rate of 8%(a)                                            10,000   10,000
                                                      -------  -------  -------
                                                      $32,588  $42,588  $42,588
                                                      =======  =======  =======

- ---------------

(a) During the year, the shareholder renounced payment of these advances for an amount of $10,000,000 and for interest totalling $24,088,220. The reductions of advances and interest were recorded under contributed surplus.


11 -- CAPITAL STOCK

AUTHORIZED

Unlimited number of preferred shares, without par value, redeemable at paid-up capital amount

  First preferred shares, 7% cumulative, voting privileges after two years of dividend arrears

  Second preferred shares, without dividend, non-voting, non-participating

  Third and fourth preferred shares, 8% cumulative non-voting, non-participating

Unlimited number of common shares, voting, participating, without par value

                                                         1995     1994     1993
                                                      -------  -------  -------
ISSUED AND FULLY PAID
   499,999 first preferred shares                     $ 3,000  $ 3,000  $ 3,000
10,000,000 second preferred shares                     10,000   10,000   10,000
10,000,000 third preferred shares                      10,000   10,000   10,000
10,000,000 fourth preferred shares                     10,000   10,000   10,000
15,234,046 common shares                               39,880   39,880   39,880
                                                      -------  -------  -------
                                                      $72,880  $72,880  $72,880
                                                      =======  =======  =======

        As at December 31, 1995, the undeclared cumulative dividend on first preferred shares amounts to $1,890,000 which represents nine years of arrears.

        Dividend arrears as at December 31, 1995 on third and fourth preferred shares amount to $6,187,500 and $5,637,500 respectively, which represents eight years of arrears.

THE GROUPE MIL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995
(Amounts in tables are in thousands of Canadian dollars)

12 - PENSION PLANS

        The Company's pension plans provide for benefits based on the number of years of service and on the average final salaries of the employees covered by the plans. The last actuarial valuation was carried out on January 1, 1995.
The values determined to fulfill the pension plan commitments as at December 31, 1995 are as follows:

        Actuarial value of assets                               $41,917
        Actuarial value of liabilities                           39,639
                                                          -------------
        Actuarial surplus                                       $ 2,278
                                                          =============
        Amortization                                      7 to 19 years

        The pension cost recorded in the current year's earnings includes the amortization of the initial actuarial surplus and amounts to $834,718 ($1,104,458 in 1994.)

13 - COMMITMENTS

        The Company has entered into long-term lease agreements maturing on various dates up to 1999 for an amount of $1,003,000 for the rental of office space. The minimum lease payments for the next four years are as follows:


        1996                                             $  310
        1997                                                291
        1998                                                247
        1999                                                185
                                                         ------
                                                         $1,033
                                                         ======

14 - SUBSEQUENT EVENT

        Subsequent to year end, the Societe Generale de Financement du Quebec, which holds the Company's common shares, accepted an offer to purchase its shares. Under this agreement the parent company undertakes to:

- ---------------

(a) Assume most of the long-term debt.

(b) Inject the capital required to cover certain future expenses.

(c) Offset the working capital deficiency as at March 31, 1996.

(d) Release the Company from contingent liabilities relating primarily to environmental matters and military contracts.

(e) Ensure that preferred shareholders relinquish their dividend arrears.

THE GROUPE MIL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995
(Amounts in tables are in thousands of Canadian dollars)

15 -  RECONCILIATION OF NET EARNINGS AND SHAREHOLDERS' EQUITY
      REPORTED IN ACCORDANCE WITH CANADIAN AND U.S. GAAP

                                                         1995         1994         1993
                                                     --------     --------     --------
Net earnings (loss) - Canadian GAAP                  $(20,025)    $  4,686     $  3,862

Adjustment
  Pension Costs(1)                                         (5)          91         (116)
                                                     --------     --------     --------
Net earnings (loss) - U.S. GAAP                      $(20,030)    $  4,777     $  3,746
                                                     ========     ========     ========

Shareholders' equity (deficiency - Canadian GAAP      (19,341)     (33,404)     (38,090)

Adjustments
  Pension costs(1)                                     (1,739)      (1,734)      (1,825)
  Redeemable preferred shares(2)                      (41,825)     (40,225)     (38,625)
                                                     --------     --------     --------
Shareholders' equity (deficiency) - U.S. GAAP        $(62,905)    $(75,363)    $(78,540)
                                                     ========     ========     ========

- ---------------

(1)  Pension costs

     The pension costs determined in accordance with U.S. GAAP differ from the results using Canadian GAAP with respect to the amortization of experience gains or losses and the treatment of curtailment losses.

(2)  Redeemable preferred shares

     Pursuant to regulation S-X of the United States Securities and Exchange Commission, the Second, Third and Fourth Preferred shares should not be classified as part of shareholders' equity.

THE GROUPE MIL INC.
CONSOLIDATED EARNINGS AND DEFICIT
THREE MONTHS PERIOD ENDED MARCH 31, 1996
(in thousands of Canadian dollars)

                                                          1996         1995
                                                     ---------    ---------
Sales                                                $  10,511    $  14,257
                                                     =========    =========
Earnings (loss) before the following items                (689)      (2,760)
                                                     ---------    ---------
Interest
  Short-term debt                                          168            4
  Long-term debt                                            19           42
  Subordinated advances from a shareholder                 678          878

Interest income                                            (13)         (91)
Interest income on military contracts                                  (543)
Depreciation and amortization                              554          603
                                                     ---------    ---------
                                                         1,406          893
                                                     ---------    ---------
Loss before Income taxes                                (2,095)      (3,653)

Income taxes
  Current                                                 (343)
                                                     ---------    ---------
NET LOSS                                                (1,752)      (3,653)

Deficit, beginning of year                            (126,309)    (106,284)
                                                     ---------    ---------
Deficit, end of year                                 $(128,061)   $(109,937)
                                                     =========    =========


THE GROUPE MIL INC.
CONSOLIDATED CHANGES IN CASH RESOURCES
THREE MONTHS PERIOD ENDED MARCH 31, 1996

(in thousands of Canadian dollars)

                                                   1996            1995
                                             ----------      ----------
OPERATIONS

Net loss                                       $(1,752)        $(3,653)
Non-cash items
  Less on disposal of fixed assets                 265               -
  Depreciation of fixed assets                     554             603
  Deferred pension cost                           (102)             96
  Deferred income                               (2,291)              -
                                               -------         -------
                                                (3,326)         (2,954)
Changes in non-cash working capital items        4,446          (2,671)
                                               -------         -------
Source (use) of cash                             1,120          (5,625)
                                               -------         -------

FINANCING

Installments on long-term debt and
  use of cash                                     (905)           (905)
                                               -------         -------

INVESTMENT

Fixed assets and use of cash                      (317)            (53)
                                               -------         -------
Decrease in cash                                  (102)         (6,583)
Cash position, beginning of year                (6,638)         11,098
                                               -------         -------
Cash position, end of year                     $(6,740)        $ 4,515
                                               =======         =======

Cash position is defined as cash and banker's acceptances net of bank loans.

THE GROUPE MIL INC.
CONSOLIDATED BALANCE SHEET
MARCH 31, 1996
(in thousands of Canadian dollars)

                                                   1996           1995
                                              ---------       --------
ASSETS
Current assets
  Cash and banker's acceptances               $  1,575         $ 4,515
  Accounts receivable (note 1)                  18,235          13,760
  Raw materials inventory                        2,093           1,828
  Net contracts in progress (note 2)                            14,686
  Prepaid expenses                               1,584           1,598
                                              --------        --------
                                                23,487          36,387
Contract holdbacks and others (note 3)           1,504           1,050
Fixed assets (note 4)                           32,965          33,327
Deferred pension cost                            1,358           1,456
                                              --------        --------
                                              $ 59,314        $ 72,220
                                              ========        ========

LIABILITIES

Current liabilities
  Bank loans                                  $  8,315        $      -
  Accounts payable and accrued liabilities      21,226          26,019
  Interest payable on subordinated advances
    from a shareholder                                          21,542
  Net progress billings (note 2)                 5,316               -
  Deferred income                                               11,200
  Installments on long-term debt                                 1,923
                                              --------        --------
                                                34,857          60,684
Long-term debt (note 5)                                          6,005
Subordinated advances from a shareholder
  (note 6)                                      32,588          42,588
                                              --------        --------
                                                67,445         109,277
                                              --------        --------

SHAREHOLDERS' DEFICIENCY

Capital stock                                   72,880          72,880
Contributed surplus                             47,050               -
Deficit                                       (128,061)       (109,937)
                                              --------        --------
                                                (8,131)        (37,057)
                                              --------        --------
                                              $ 59,314        $ 72,220
                                              ========        ========


THE GROUPE MIL INC.
MARCH 31, 1996
(Amounts in the tables are in thousands of Canadian dollars)

1 - ACCOUNT RECEIVABLE

                                                                 1996      1995
                                                              -------   -------
Trade accounts                                                $13,114   $ 8,237
Taxes receivable                                                  800       327
Contract holdbacks                                                953     1,884
Income taxes receivable                                         1,092       138
Interest on banker's acceptances                                    3         -
Insurance claims                                                1,727     3,102
Other                                                             546        72
                                                              -------   -------
                                                              $18,235   $13,760
                                                              =======   =======

2 - CONTRACTS IN PROGRESS, NET OF PROGRESS BILLINGS AND ADVANCES
    (PROGRESS BILLINGS AND ADVANCES, NET OF CONTRACTS IN PROGRESS)

                                                                 1996     1995
                                                              -------   -------
Contracts in progress                                         $10,298   $15,706
Progress billings and advances                                 15,614     1,020
                                                              -------   -------
                                                              $(5,316)  $14,686
                                                              =======   =======

3 - CONTRACT HOLDBACKS

                                                                 1996     1995
                                                              -------   -------
Trade accounts                                                $ 2,457   $ 2,934
Current portion                                                   953     1,884
                                                              -------   -------
                                                              $ 1,504   $ 1,050
                                                              =======   =======

THE GROUPE MIL INC.
MARCH 31, 1996
(Amounts in the tables are in thousands of Canadian dollars)

4 - FIXED ASSETS

                                                                                           1996
                                                          -------------------------------------
                                                                      ACCUMULATED
                                                             COST    DEPRECIATION          NET
                                                          -------    ------------      -------
Land                                                      $   685         $     -      $   685
Buildings and wharves                                      35,967          15,979       19,988
Machinery, rolling stock, furniture, equipment, leasehold
  Improvements, software and data processing equipment     36,656          25,851       10,805
Investment program                                          1,487                        1,487
                                                          -------         -------      -------
                                                          $74,795         $41,830      $32,965
                                                          =======         =======      =======




                                                                                           1995
                                                          -------------------------------------
                                                                      ACCUMULATED
                                                             COST    DEPRECIATION          NET
                                                          -------    ------------      -------
Land                                                      $   726         $     -      $   726
Buildings and wharves                                      35,890          15,180       20,710
Machinery, rolling stock, furniture, equipment, leasehold
  Improvements, software and data processing equipment     37,171          25,280       11,891
                                                          -------         -------      -------
                                                          $73,787         $40,460      $33,327
                                                          =======         =======      =======


THE GROUPE MIL INC.
MARCH 31, 1996
(Amounts in the tables are in thousands of Canadian dollars)

5 - LONG-TERM DEBT

                                                                      Current
                                                      Maturity        Portion           1996        1995
                                                     ---------     ----------        -------     -------
The MIL Group Inc.
  Bank loan, prime interest rate plus 1/8
  of 1%, repayable over three years,
  secured by the pledge of debentures                     1997      $      -         $     -     $ 1,770

  Due to federal government, without
  interest, repayable in annual installments
  of $1,000,000                                           2000             -               -       6,000

MIL Davie Inc.
  Due for pension, without interest
  Repayable in annual installments of
  $18,000                                                 1998             -               -          56

  Loan from Societe de developpement
  Industrial du Quebec, without interest,
  repayable in annual installments of                     2000
  $51,000                                             and 2002             -               -         102
                                                                    --------         -------     -------
                                                                           -               -       7,928

Installments due within one year                                                                   1,923
                                                                    --------         -------     -------
                                                                    $      -         $     -     $ 6,005
                                                                    ========         =======     =======


6 - SUBORDINATED ADVANCES FROM A SHAREHOLDER


                                                                                     1996       1995
                                                                                  -------    -------
Advances, subordinated to bank loans, bearing interest at the rate of 12%
payable annually, convertible into 56,470,000 common shares after
February 28, 1991                                                                 $22,588    $22,588

Advances, subordinated to bank loan and to the redemption of the second
preferred shares, without interest of repayment terms                              10,000     10,000

Advances, subordinated to the redemption of the third and fourth preferred shares, bearing interest at the rate of 8% payable after payment of
dividends on these shares, without repayment terms                                      -     10,000
                                                                                  -------    -------
                                                                                  $32,588    $42,588
                                                                                  =======    =======

THE GROUPE MIL INC.
NOTES TO QUARTERLY AND ANNUAL FINANCIAL STATEMENTS
MARCH 31, 1996 AND 1995 AND DECEMBER 31, 1995, 1994 AND 1993
(Amounts in the tables are in thousands of Canadian dollars)


7 - RECONCILIATION OF NET EARNINGS AND SHAREHOLDER'S REPORTED IN ACCORDANCE
    WITH CANADIAN AND U.S. GAAP



                                                 MARCH 31
                                        ------------------------
                                             1998          1995         1995          1994          1993
                                        ---------      --------     --------      --------      --------
                                        Quarterly
                                        Unaudited
Net earnings - Canadian GAAP             $ (1,751)     $ (3,653)    $(20,025)     $  4,686     $  3,862

Adjustments:
  Pension costs(1)                            (17)           (1)          (5)           91         (116)
                                         --------      --------     --------      --------     --------
Net earnings - U.S. GAAP                   (1,768)       (3,654)     (20,030)        4,777        3,746
                                         --------      --------     --------      --------     --------
Shareholder's equity - Canadian GAAP       (8,131)      (37,057)     (19,341)      (33,404)     (38,090)

Adjustments:
  Pension costs(1)                         (1,756)       (1,735)      (1,739)       (1,734)      (1,825)

  Redeemable preferred shares(2)          (42,225)      (40,625)     (41,825)       (40,225)    (38,625)
                                         --------      --------     --------       --------    --------
Shareholder's equity - U.S. GAAP         $(52,112)     $(79,417)    $(62,905)      $(75,363)   $(78,540)
                                         ========      ========     ========       ========    ========

- ---------------

(1) Pension costs

    The net pension costs determined in accordance with U.S. GAAP differs from the results using Canadian GAAP with respect to the amortization of experience gains or losses and the treatment of curtailment losses.

(2) Redeemable preferred shares

    Pursuant to regulations S-X of the United States Securities and Exchange Commission, the Second, Third and Fourth Preferred shares described in
    Note 12 should not be classified as part of shareholder's equity.

                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                         CEDAR GROUP, INC.

DATED:  JULY 10, 1996                    By:   /s/ Nicolas Matossian
                                         ------------------------------------
                                         Nicolas Matossian
                                         Chief Operating Officer


                                         CEDAR GROUP, INC.

                                         By:   /s/ Robert Chartier
                                         ------------------------------------
                                         Robert Chartier
                                         Principal Accounting Officer